FIRST AMENDMENT TO LEASE AGREEMENT
THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “First Amendment”) is made and entered into as of this 21st day of April, 2022 (the “Effective Date”) by and between USEF EDWARDS MILL OWNER, LLC, a Delaware limited liability company (“Landlord”) and BANDWIDTH INC., a Delaware corporation (“Tenant”).
BACKGROUND
A.Landlord and Tenant entered into that certain Lease Agreement dated May 27, 2021 (the “Existing Lease”); and as further amended by this First Amendment, the “Lease”) pursuant to which Tenant leased from Landlord the Premises located in Raleigh, North Carolina, as more particularly described in the Existing Lease.
B.When executing the Existing Lease and as provided therein, Landlord and Tenant anticipated that Substantial Completion would occur on May 9, 2023. The date of Substantial Completion has currently been delayed by forty-three (43) days because of Tenant Delays occurring prior to the date hereof and is now scheduled to occur on June 21, 2023. Landlord has agreed to provide a one-time waiver of its right to accelerate the Commencement Date as the result of such Tenant Delays. The grant of such waiver shall in no way operate as a waiver of Landlord’s right, pursuant to the terms and conditions of the Lease, to accelerate the Commencement Date as the result of any Tenant Delays occurring after the date hereof.
C.Landlord agreed to provide a Project Allowance in the amount of $266,944,500.00 for the development and construction of Landlord’s Work and Tenant’s Work, as further described in the Existing Lease. A portion of the Project Allowance in the amount of $198,803,410.00 was allocated towards the cost of Landlord’s Work as a Landlord’s Work Allowance, and Landlord agreed that following completion of Landlord’s Work any remaining balance in the Landlord’s Work Allowance would be reallocated to the Tenant Work Allowance. Landlord’s Work has not yet been completed, but Landlord currently anticipates that following completion of Landlord’s Work there will be a balance in the Landlord’s Work Allowance of approximately $1,700,000.00 (the “Anticipated Balance”). Landlord has agreed to reallocate the Anticipated Balance to the Tenant Work Allowance in accordance with the terms and conditions of this First Amendment. If Landlord subsequently determines that all or any portion of the Anticipated Balance needs to be reallocated to the Landlord’s Work Allowance in order to fund the cost of Landlord’s Work, Tenant has agreed to fund the applicable amount in accordance with the terms and conditions of this First Amendment.
D.Landlord and Tenant desire to enter into this First Amendment in order to memorialize the foregoing and amend certain terms of the Existing Lease as agreed to by Landlord and Tenant herein.
AGREEMENT
NOW, THEREFORE, in consideration of the agreements, covenants, representations, and undertakings contained herein, the parties hereby agree as follows:

1.Recitals; Capitalized Terms. The recitals set forth above are incorporated herein by this reference. The use of any capitalized term not otherwise defined herein shall have the meaning ascribed thereto in the Existing Lease.
2.    Scheduled Commencement Date. Landlord and Tenant hereby stipulate and agree that the Scheduled Commencement Date is now June 21, 2023; accordingly, the reference to “May 9, 2023” in Section 1.2(a) of the Existing Lease is hereby deleted and replaced with “June 21, 2023”.
3.    Excess Costs; Excess Cost Escrow.
(a)    Landlord has agreed to reallocate the Anticipated Balance to the Tenant Work Allowance and, for purposes of determining the amount of the Excess Costs to be deposited into the Excess Costs Escrow, the Anticipated Balance may be deducted from the Cost of the Work. Accordingly, notwithstanding anything to the contrary contained in the Existing Lease, Tenant shall deposit into the Escrow Account, as the Excess Costs Escrow, an amount equal to $725,522.00 (i.e., the Cost of the Work less the Tenant Work Allowance ($68,141,090.00) less the Anticipated Balance), which deposit shall be made within three (3) business days following the Effective Date (the “Modified Tenant Fund Date”).
(b)    If at any time during the construction of Landlord’s Work, Landlord determines that all or any portion of the Anticipated Balance needs to be reapportioned to the Landlord’s Work Allowance in order to pay for Landlord’s Work , then (i) Landlord shall have the right to reapportion the applicable amount of the Anticipated Balance towards the Landlord’s Work Allowance, and (ii) within five (5) business days following its receipt of notice thereof, Tenant shall deposit into the Escrow Account, as part of the Excess Costs Escrow, the amount of such reapportionment.
4.    Brokers. Landlord and Tenant each represent to the other that except it has not dealt with any brokers in connection with this First Amendment. Each party shall indemnify and hold the other party harmless from any and all damages resulting from claims that may be asserted against the other party by any broker, finder or other person claiming to have dealt with the indemnifying party in connection with this First Amendment. These indemnity obligations shall survive the expiration or earlier termination of the Lease.
5.     Estoppel.
(a)    Tenant hereby represents and warrants the following: as of the Effective Date hereof, to the current actual knowledge of Tenant: (a) Landlord is not in default under the Existing Lease; and (b) no event has occurred and no condition exists that with the passage of time or the giving of notice, or both, could give Tenant the right to claim default under the Existing Lease.
(b)    Landlord hereby represents and warrants the following: as of the Effective Date hereof, to the current actual knowledge of Landlord: (a) Tenant is not in default under the Existing Lease; and (b) no event has occurred and no condition exists that with the passage of time or the giving of notice, or both, could give Landlord the right to claim default under the Existing Lease.
6.    Miscellaneous.
(a)    The provisions of this First Amendment shall supersede any inconsistent provisions contained in the Existing Lease. Except as hereby modified, all of the terms,

covenants and conditions of the Existing Lease shall remain in full force and effect and the parties hereto hereby ratify each and every term, covenant and agreement contained therein.
(b)    This First Amendment may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, and all of which taken together shall constitute but one and the same instrument. This First Amendment may be executed and delivered by DocuSign and email/pdf. Landlord and Tenant agree to accept a digital/electronic image of the Lease, as executed, as true and correct originals and admissible as best evidence for the purposes of State law, Federal Rule of Evidence 1002, and the like statutes and regulations.
(c)    This First Amendment may not be modified, amended or terminated, nor any of its provisions waived, except by an agreement in writing signed by both parties to this First Amendment.
(d)    The covenants, agreements, terms, provisions and conditions contained in this First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[signatures on following page]

IN WITNESS WHEREOF, the parties have signed and delivered this First Amendment as of the Effective Date.

        LANDLORD:

USEF EDWARDS MILL OWNER, LLC,
a Delaware limited liability company

        By:    USEF Edwards Mill Venture, LLC,
            a Delaware limited liability company,
            its Member

            By:    Athens Development Partners, LLC,
a North Carolina limited liability company,
its Administrative Manager

By:    Liberty Real Estate Investment, LLC,
    a North Carolina limited liability company,
    its Manager

    By:    Capitol Broadcasting Company, Incorporated,
    a North Carolina corporation,
        its Manager

                        By:    /s/ Michael J. Goodmon, Sr.
    Michael J. Goodmon, Sr.,
    Senior Vice President

TENANT:

BANDWIDTH INC.,
a Delaware corporation

By:    /s/ Daryl E. Raiford
Name:    Daryl E. Raiford
Title:    Chief Financial Officer